Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Security Intelligence Technologies, Inc.

We hereby consent to the inclusion of our report dated October 10, 2003 relating to the consolidated financial statements of Security Intelligence Technologies, Inc. and subsidiaries for the year ended June 30, 2003 appearing in the Annual Report on Form 10-KSB of Security Intelligence Technologies, Inc. for the year ended June 30, 2004.

/s/ Schneider & Associates LLP
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Schneider & Associates LLP
Certified Public Accountants


October 12, 2004
Jericho, New York


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